EXHIBIT 99.1

Tuesday Morning Corporation Announces Third Quarter Fiscal 2009 Sales

DALLAS, April 13, 2009 (GLOBE NEWSWIRE) -- Tuesday Morning Corporation (Nasdaq:TUES) today reported net sales for the third quarter ended March 31, 2009 were $167.0 million compared to $178.4 million for the quarter ended March 31, 2008, a decrease of 6.4%. Comparable store sales for the quarter ended March 31, 2009 decreased by 9.5%, comprised of a 1.7% decrease in traffic and a 7.8% decrease in ticket. For the nine month period ended March 31, 2009, net sales were $613.1 million compared to $688.8 million for the same time last year. Comparable store sales for the nine month period ended March 31, 2009 decreased 14.2%, comprised of an 8.3% decrease in traffic and a 5.9% decrease in ticket.

Based on the third quarter sales results, the Company currently expects diluted earnings per share for the third quarter to be in the range of ($0.15) to ($0.17). Diluted earnings per share were ($0.11) for the quarter ended March 31, 2008.

"Our sales are in line with our internal plan and we have seen an upward trend in comparable store sales in March," said Kathleen Mason, President and Chief Executive Officer. "Customer traffic has improved, which is a positive indicator that our merchandise assortments and exceptional values are attractive to our customers as we move into the final quarter of our fiscal year. We continue to remain highly focused on managing inventories during these difficult economic times."

Tuesday Morning Corporation management will review third quarter financial results in a teleconference call on April 27, 2009 at 5:00 p.m. Eastern Time. The Company will release third quarter results prior to the call.

About Tuesday Morning

Tuesday Morning is a leading closeout retailer of upscale, decorative home accessories, housewares and famous-maker gifts in the United States. The Company opened its first store in 1974 and currently operates 850 stores in 45 states. Tuesday Morning is nationally known for bringing its more than 9.0 million loyal customers a unique treasure hunt of high-end, first quality, brand name merchandise...never seconds or irregulars...at prices well below those of department and specialty stores and catalogues.

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management's current expectations, estimates and projections. Forward-looking statements typically are identified by the use of terms such as "may," "will," "should," "expect," "anticipate," "believe," "estimate," "intend" and similar words, although some forward-looking statements are expressed differently. You should carefully consider statements that contain these words because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial positions, and our business outlook or state other "forward-looking" information.

Reference is hereby made to "Item 1A. Risk Factors" of the Company's Annual Report on Form 10-K for the year ended June 30, 2008 and the Company's Quarterly Report on Form 10-Q for the six month period ended December 31, 2008 for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: uncertainties regarding our ability to open stores in new and existing markets and operate these stores on a profitable basis; conditions affecting consumer spending and the impact, depth and duration of the current economic recession; inclement weather; changes in our merchandise mix; timing and type of sales events, promotional activities and other advertising; increased or new competition; loss or departure of one or more members of our senior management, or experienced buying and management personnel; an increase in the cost or a disruption in the flow of our products; seasonal and quarterly fluctuations; fluctuations in our comparable store results; our ability to operate in highly competitive markets and to compete effectively; our ability to operate information systems and implement new technologies effectively; our ability to generate strong cash flows from our operations; our ability to generate strong cash flows from our operations; our ability to maintain internal control over financial reporting; our ability to continue obtaining funding from external sources; our ability to anticipate and respond in a timely manner to changing consumer demands and preferences; and our ability to generate strong holiday season sales. The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. We undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

CONTACT:  Tuesday Morning Corporation
          Stephanie Bowman, Chief Financial Officer
          972-934-7251

          Laurey Peat + Associates
          Laurey Peat
          214-871-8787